                                                                      EXHIBIT 23


                              WOOLWORTH CORPORATION
                         CONSENT OF INDEPENDENT AUDITORS


  The Board of Directors and Shareholders
  Woolworth Corporation:

  We consent to the incorporation by reference in the Registration Statements Numbers 33-10783, 33-91888, 33-91886, 33-97832, 333-07215 and 333-21131 on
  Form S-8 and Numbers 33-43334 and 33-86300 on Form S-3 of Woolworth Corporation and subsidiaries of our report dated March 11, 1998, relating to the consolidated balance sheets of Woolworth Corporation and subsidiaries as of January 31, 1998 and January 25, 1997 and the related consolidated statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ended January 31, 1998, which report appears in the January 31, 1998 Annual Report on Form 10-K of Woolworth Corporation and subsidiaries.

  Our report refers to the adoption of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," in 1995.

                                                 /s/ KPMG Peat Marwick LLP



  New York, New York
  April 17, 1998